UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 3, 2008

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street, Floor 22

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective June 3, 2008, the Board of Directors (the “Board”) of LPL Investment Holdings Inc. (the “Company”) amended and restated the Company’s by-laws (the “By-Laws” and as amended and restated, the “Amended and Restated By-Laws”).  The following is a summary of the material changes effected by adoption of the Amended and Restated By-Laws:

Section 2.6 (Proxies): This section was revised to provide further detail on the use, requirements and authorization of proxies, in accordance with the General Corporation Law of the State of Delaware (“Delaware GCL”). The changes include provisions specifying that unless the terms of a proxy state otherwise, the proxy cannot be acted upon more than three years from its date and its authorization is unlimited.

The sections relating to advance notice procedures for proposals made by stockholders with respect to director nominations and other business have been removed.

Section 2.7 (Action by Vote): This section was revised to provide that a written ballot is not required for the election of directors, to conform to the language in the Company’s certificate of incorporation.

Section 2.9 (Action by Written Consent): This section was added to clarify that unless otherwise provided in the Company’s certificate of incorporation, the Company’s stockholders may act by written consent in lieu of a meeting.

Section 2.10 (Record Date): This section was revised to add provisions to set the record date for the determination of: (i) stockholders entitled to notice of or to vote at any meeting of stockholders, (ii) stockholders entitled to receive payments of dividends or allotments of other rights, and (iii) stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock.

The section relating to the hiring of inspectors of election for purposes of reviewing written consents was removed.

Section 3.2 (Board of Directors): This section was revised to provide for a standard three-year term for each of the Company’s directors. The By-Laws previously provided for three classes of directors, with each class serving a staggered three-year term.

Section 3.3 (Regular Meetings): This section was revised to provide that a regular meeting of the Board may be held at any time. The By-Laws previously required that a regular meeting of the Board be held immediately after the annual meeting of stockholders.

Section 3.11 (Executive and Other Committees): This section was amended to conform to the provisions of Delaware GCL, which allows a committee to exercise all the powers of the Board, unless otherwise prohibited by law, by the Company’s certificate of incorporation or by the Amended and Restated By-Laws.

Section 3.12 (Compensation of Directors): This section was added to allow for standard compensation and reimbursement of reasonable expenses for members of the Company’s Board.

Section 3.13 (Interested Directors and Officers): This section was added to set forth a procedure for the approval of contracts or transactions involving an officer or director, in accordance with the requirements of Delaware GCL.

Section 3.14 (Removal of Directors): This section was revised to provide that the removal of a director is subject to the vote of a majority of the Company’s shares entitled to vote, as required by Delaware GCL. The By-Laws previously stated that a vote of at least 80 percent of the Company’s outstanding shares entitled to vote was required to remove a director.

Section 5.1 (Stock Certificates and Transfers): This section was amended to grant the Board the authority to issue uncertificated shares of the Company’s capital stock and to outline the procedure for the transfer of uncertificated shares on the books of the Company.

Section 8.1 (Amendments): This section was revised to clarify that the Amended & Restated By-Laws can be amended by a vote of the Board, but remain subject to repeal or alteration by the Company’s stockholders, in accordance with Delaware GCL and the Company’s certificate of incorporation.

In addition to the amendments described above, the following sections of the Amended and Restated By-Laws include certain other changes to clarify language, comply or be consistent with Delaware GCL and various technical edits and non-substantive changes: Sections 1.2 (Other Offices), 2.4 (Notice of Meeting), 2.8 (Inspectors of Election) and 4.2 (Election and Term of Office).

The Amended and Restated By-Laws of LPL Investment Holdings Inc. are filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

                (d) Exhibits

                3.1 Amended and Restated By-Laws of LPL Investment Holdings Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

By:	/s/ Stephanie L. Brown
	Name:	Stephanie L. Brown
	Title:	Secretary

Dated: June 3, 2008

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

3.1	Amended and Restated By-Laws of LPL Investment Holdings Inc.